Exhibit 10.22
UNITED TECHNOLOGIES CORPORATION
2018 LONG-TERM INCENTIVE PLAN

AMENDMENT 1

The United Technologies Corporation 2018 Long-Term Incentive Plan (the “LTIP”) is hereby amended, effective December 6, 2020, to rename the Plan as the “Raytheon Technologies Corporation 2018 Long-Term Incentive Plan”; and is further amended for purposes of implementing the following non-material administrative revisions:
1. Section 1 (Purpose; Definitions), subsection “n.” is amended and restated to read as follows:
n. “Corporation” means Raytheon Technologies Corporation, a Delaware corporation, or its successor.
2. Section 1 (Purpose; Definitions), subsection “ii.” is amended and restated to read as follows:
ii. “Plan” means the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.
3. Section 14 (General Provisions), subsection “i." is amended and restated to read as follows:
i.    Clawback Policy.
i. All Awards granted under the Plan prior to December 6, 2020 remain subject to the terms and conditions of Section 14(i) of the Plan as in effect immediately prior to December 6, 2020.
ii. All Awards granted under the Plan (whether before, on or after December 6, 2020), including any proceeds from such Awards (whether paid in Shares or cash), shall be subject to any compensation clawback, recoupment or other similar policy adopted by the Compensation Committee of the Board of Directors, as such policy may be in effect from time to time.
iii. Effect of Change-in-Control. Notwithstanding the foregoing and notwithstanding anything to the contrary in any Award Agreement or otherwise, this Section 14(i) shall not be applicable to any Participant following a Change-in-Control.
iv. Nonexclusive Remedy. This Section 14(i) shall be a nonexclusive remedy and shall not preclude the Corporation from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 14(i).
IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of February 2, 2021.

RAYTHEON TECHNOLOGIES CORPORATION

By: /s/ Dantaya M. Williams
Dantaya M. Williams
Executive Vice President & CHRO, Human Resources

Attest: /s/ Christine L. Hill
Christine L. Hill
Vice President & Associate General Counsel,
Executive & Global Compensation & Benefits